Exhibit 10.6
SECOND AMENDMENT TO SERVICE AGREEMENT
     This Second Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 27th day of November, 2002 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc., formerly known as iPayment Holdings, Inc. (“Customer”).
RECITALS
     A. Customer and FDMS have previously entered into a Service Agreement dated as of July 1, 2002, as amended by an amendment dated October 25, 2002 (the “Service Agreement”).
     B. Pursuant to Section 12.14 of the Service Agreement. Customer and FDMS now desire to amend the Service Agreement as set forth herein.
     C. Unless otherwise amended herein, the remaining terms of the Service Agreement shall remain the same.
AGREEMENT
     In consideration of the foregoing, Customer and FDMS hereby agree as follows:
     1. The terms of this Amendment will be effective as of July 1, 2002.
     2. Article. 4. Section 4.4 of the Service Agreement is hereby amended in its entirety to read as follows:
     “4.4 Minimum Authorization Commitment. In Processing Year 1, Customer will submit to FDMS for processing authorization inquiries (which are identified in Exhibit “B” and currently billed as items number 300, 305, 317, 318, 1101, 1102, 6601, 6602, 6603, 6604, 6605, 6606, 6607, 6611, 6621 and 6624 (which numbers may change during the Term of this Agreement), and collectively referred to as the “Authorizations”) in an amount equal to thirty-two million (32,000,000) Authorizations (the “Year 1 Minimum Authorizations”). In Processing Year 2, Customer will submit to FDMS for processing at least thirty-six million eight hundred thousand (36,800,000) Authorizations (the “Year 2 Minimum Authorizations”). In Processing Year 3, Customer will submit to FDMS for processing at least forty-one million six hundred thousand (41,600,000) Authorizations (the “Year 3 Minimum Authorizations”). In Processing Year 4, Customer will submit to FDMS for processing at least forty-six million four hundred thousand (46,400,000) Authorizations (the “Year 4 Minimum Authorizations”). In each Processing Year after Processing Year 4, Customer will submit to FDMS for processing Authorizations at least equal to one hundred percent (100%) of the actual Authorizations submitted during the immediately preceding Processing Year (the “Minimum Authorizations”). FDMS shall calculate the total Authorizations submitted by Customer during each Processing Year (the “Total Annual

Authorizations”) within ninety (90) days after the end of each Processing Year and will, after ten (10) days written notice to Customer, draw upon Customer’s account pursuant to Section 4.5 of this Agreement for the dollar amount, if any, equal to the product of (i) the amount by which the Year 1 Minimum Authorizations, Year 2 Minimum Authorizations, Year 3 Minimum Authorizations, Year 4 Minimum Authorizations or the Minimum Authorizations, as applicable, for the Processing Year exceed the Total Annual Authorizations for the Processing Year, multiplied by (ii) * ($*). For the avoidance of doubt and based on economic assumptions material to each party underlying this transaction, Customer and FDMS expressly agree that Customer shall submit to FDMS Authorizations each Processing Year in an amount at least equal to the Year 1 Minimum Authorizations, Year 2 Minimum Authorizations, Year 3 Minimum Authorizations, Year 4 Minimum Authorizations or the Minimum Authorizations, as applicable, until this Agreement is terminated by Customer solely pursuant to the provisions of Section 9.2 of this Agreement or until FDMS terminates this Agreement and invokes compensatory payments pursuant to Section 9.4 of this Agreement. Further, and for the avoidance of doubt, that parties agree that in order for an authorization inquiry submitted to FDMS to be counted in the total number of Authorizations for purposes of this Agreement, FDMS must also perform core merchant settlement services with respect to the Transaction so authorized, including Interchange Settlement and Merchant statementing.”
     3. Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Service Agreement.
     4. In the event of a conflict between this Amendment and the Service Agreement as it relates to the subject matter hereof, the terms of this Amendment will control. Otherwise, Unless otherwise amended herein, all terms and conditions of the Service Agreement will remain in full force and effect and likewise apply to this Amendment.
     The parties have executed this Amendment as of the date first above written.
FIRST DATA MERCHANT SERVICES CORPORATION

BY:	/s/ Richard Learch
Name:	Richard Learch
Title:	Vice President

iPAYMENT, INC.

By:	/s/ Joseph Jorling
Name:	Joseph Jorling
Title:	COO

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

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